BEVERLY HILLS WEIGHT LOSS & WELLNESS, INC.

April 13, 2004

Mr. Tim Murray
3220 Deer Chase Run
Longwood, FL 32779

Dear Tim:

Please let this letter serve as a formal offer from Weight Loss Forever International, Inc. to you. As we discussed, we would require you to join the Board of Directors and fill an officer's position of Vice President of Corporate Development. These duties would include managing the day-to-day bookkeeping, accounts payable, oversight of accounts receivable, communication with the transfer agent including stock issuances, and being a conduit between the Company and our investor relations outsourcing services.

In consideration of this, we would issue you the following:

      o     500,000 shares of restricted common stock immediately;

      o     500,000 shares of restricted common stock to be issued in 6 months;

      o Additionally, as of May 1st, existing shareholders would make arrangements to issue you 100,000 shares of free trading stock every month for 5 months;

If this meets with your approval, please sign below.

Thank you.

Sincerely,


Mike D'Apolito
President, Beverly Hills Weight Loss & Wellness, Inc.

April 13, 2004


/s/ Tim Murray
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TIM MURRAY